UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 24, 2014
MILLER ENERGY RESOURCES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Tennessee
(State or Other Jurisdiction of Incorporation)

001-34732	26-1028629
(Commission File Number)	(IRS Employer Identification No.)

9721 Cogdill Road, Suite 302
Knoxville, TN 37932
(Address of Principal Executive Offices)
(865) 223-6575
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported, on June 2, 2014, the Company entered into a loan agreement (the “First Lien Loan Agreement”) with KeyBank National Association ("KeyBank"), as Administrative Agent and the lenders from time to time party thereto.  The First Lien Loan Agreement provides for a senior credit facility of up to $250 million (the “First Lien Credit Facility”) with an initial availability of $60 million. The Company drew $20 million on the closing date under the First Lien Credit Facility.

On June 20, 2014, the Company submitted a second borrowing request to KeyBank to borrow an additional $10 million. On June 24, 2014, we received the requested $10 million Eurodollar Borrowing (as defined in the First Lien Loan Agreement) from KeyBank.

Immediately following this additional borrowing, the total principal amount of the loans outstanding under the First Lien Credit Facility was $30 million.

Item 8.01.    Other Events.

On June 24, 2014, we received from the State of Alaska the proceeds of tax credits totaling approximately $21.8 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 30, 2014	Miller Energy Resources, Inc.
By: /s/ Scott M. Boruff
Scott M. Boruff
Chief Executive Officer